UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2016

Venaxis, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
On February 5, 2016, Venaxis, Inc. (the “Company”) filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with a Special Meeting of Shareholders to be held on March 24, 2016 with respect to the proposed transactions among the Company, Strand Life Sciences Private Limited (“Strand LS”), its wholly owned subsidiary Strand Genomics, Inc. and the Strand LS shareholders.  The Company has been informed that the SEC staff is reviewing the preliminary proxy statement filing and will provide comments on the filing to Venaxis.  Therefore the originally scheduled Special Meeting date cannot be used to consider the proposed transactions with Strand LS, Strand Genomics, Inc. and the Strand LS shareholders.
As previously communicated, in March 2015, the Company received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC that the closing bid price of the Company’s Common Stock did not meet applicable minimum bid price requirement of $1.00 per share.  In order to regain compliance with such minimum bid price requirement, on February 18, 2016, the Company filed a preliminary proxy statement in connection with a Special Meeting of Shareholders seeking shareholder approval of authority to effect a reverse stock split of its Common Stock.  The Special Meeting will be held on March 24, 2016, at 3:00 p.m. local time at the offices of Ballard Spahr LLP, 1225 17th Street, Denver Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
February 18, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer